Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated August 15, 2007, accompanying the consolidated financial statements of Perry Equipment Corporation and Subsidiaries for the year ended May 31, 2007 included in this Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of CLARCOR Inc. on Form S-8 (Nos. 33-5456, 33-38590, 33-39387, 33-53763, 33-53899, 333-19735, 333-50583, 333-101767, 333-116466, 333-109359 and 333-110726).
/s/ Grant Thornton LLP
Dallas, Texas
February 8, 2008